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                                CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, herein referred to as "Agreement" made and entered into as of the 28th day of January, 1998, by and between Arcadia Financial Ltd., a Minnesota corporation (the "Company") and Warren Kantor ("Consultant").

     WHEREAS, the Company engages in the sales finance business, and

     WHEREAS, the Consultant has numerous years of experience in the financial services accounting and finance profession, and

     WHEREAS, the Company desires to engage Consultant to perform certain consulting services for the Company, and

     WHEREAS, Consultant is seeking such engagement, and

     WHEREAS, the parties desire to set forth the terms and conditions of consulting services to be provided by Consultant to the Company.

     NOW, THEREFORE, in consideration of the promises and the mutual benefits which will accrue to the parties to this Agreement, it is mutually understood and agreed as follows:

     1. DESCRIPTION OF SERVICES. Consultant shall furnish and perform the consulting services pertinent to the operations of the Company which are specifically set forth in Exhibit A attached hereto and made a part hereof (the "Consulting Services"). The Consulting Services shall be provided as needed by the Company; provided, however, that Consulting Services are not to exceed one hundred fifty (150) hours. Consultant and the Company may from time to time agree that additional hours are desired, for which additional Consulting Services Consultant shall be paid at an hourly rate to be agreed upon by Consultant and the Company. The terms of this Agreement shall apply to any such additional hours per year. Such services shall be performed to be best of the Consultant's ability and in a competent, efficient and satisfactory manner. The Company acknowledges that Consultant is engaged in various other substantial business activities, that the Company's request for Consulting Services hereunder from Consultant shall not unreasonably interfere with Consultant's other business activities and that Consultant shall be entitled to engage in other business for other persons or entities during the term hereof subject to the provisions of paragraph 6 hereof.

     2. PAYMENT FOR SERVICES. In consideration of the Consulting Services to be provided by Consultant to the Company and of other obligations of Consultant contained herein, the Company shall, concurrent with the execution hereof, execute and deliver to Consultant a non-statutory stock option in the form and substance of Exhibit B attached hereto (the "Option Agreement"). Pursuant to the Option Agreement, the Company shall grant to Consultant the option to purchase up to 100,000 shares of the $.01 par value

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common stock of the Company ("Common Stock") at an option price equal to
$6.00 per share (the fair market value of the Common Stock on the date of this Agreement), subject to the terms and conditions of the Option Agreement. Such grant shall also be subject to the approval of the shareholders of the Company at its next annual meeting.

     3. REIMBURSEMENT OF EXPENSES. Consultant shall be reimbursed for any and all travel or other expenses borne or expended by Consultant in connection with the Consulting Services. Any reasonable expenses incurred by Consultant in performing his duties hereunder shall be reimbursed by the Company when he furnishes appropriate documentation.

     4. TERM OF ENGAGEMENT. Subject to the terms and conditions hereof, the term of Consultant's engagement hereunder (the "Consulting Term") shall commence as of January 1, 1998, and shall continue until December 31, 1998, unless earlier terminated pursuant to paragraph 5.1.

     5.    TERMINATION.

     5.1 TERMINATION. Consultant's engagement hereunder shall terminate upon the happening of any of the following events:

     a.    by the mutual written agreement of the Company and Consultant;

     b.    upon the death of Consultant;

     c. upon 14 days' prior written notice from the Company to Consultant with Cause (as defined below); or

     d. upon 14 days' prior written notice from Consultant to the Company, if the Company shall fail to make any payment to Consultant required to be made pursuant hereto within 15 days after such payment was due.

     As used in this Agreement, the term "Cause" shall mean (i) any fraud, misappropriation or embezzlement by Consultant in connection with the business of the Company; (ii) any failure by Consultant to perform the Consulting Services assigned hereunder, provided that Consultant shall first have received a written notice from the Company which sets forth in reasonable detail the manner in which Consultant has failed to perform his duties, in which case Consultant shall have a period of thirty (30) days to cure the same, unless the same cannot be reasonably cured within said thirty (30) day period, in which event Consultant shall have up to an additional ninety (90) days to cure the same; (iii) any material breach by Consultant of this Agreement, provided that Consultant shall first have received written notice from the Company which sets forth in reasonable detail the breach by Consultant and Consultant shall have a period of thirty (30) days after receipt of such notice to cure such breach, unless the same cannot be reasonably cured within said thirty (30) day period, in which event Consultant shall have up to an additional ninety
(90) days to cure the same; (iv) willful destruction of the

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property or records of the Company; (v) dishonesty or deliberate falsification of the Company records; or (vi) harassment (including sexual harassment) of a Company employee. The sole remedy of the Company in the event of a breach of this Agreement shall be to terminate this Agreement.

     6.    PROPRIETARY INFORMATION.

     6.1 PROPRIETARY INFORMATION. Except by the prior written permission from the Company, Consultant shall never disclose or use any proprietary information ("Proprietary Information") of the Company of which Consultant becomes or has become informed during his past or future engagement with the Company or any of its subsidiaries, whether or not developed by Consultant, except as required by his duties to the Company or any of its subsidiaries. Proprietary Information shall mean information concerning the Company, its business or its customers that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. Proprietary Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing), all of which Consultant agrees constitutes the valuable trade secrets of the Company; research, development, know-how, plans and processes, marketing plans and techniques, existing and contemplated products and services, customer and prospect names and related information, prices, sales, credit scoring, personnel, computer programs and related documentation, technical and strategic plans, and finances. Proprietary Information also includes any information of the foregoing nature that the Company treats as proprietary or designates as Proprietary Information, whether or not owned or developed by the Company. Information does not lose its Proprietary Information status merely because it was known by a limited number of other persons or entities or because it did not entirely originate with the Company. Such nondisclosure and non-use shall mean, without limiting the generality of the foregoing, during the Consulting Term and at all times thereafter, the Consultant agrees to receive, maintain, and use Proprietary Information in the strictest confidence and, except with the consent of the Company will not directly or indirectly reveal, report, publish, disclose, or transfer any Proprietary Information to any person, firm, corporation, or other entity or utilize any Proprietary Information for the Consultant's own benefit or intended benefit or for the benefit or intended benefit of any other person, firm, corporation or other entity.

     6.2   DELIVERY OF PROPRIETARY INFORMATION.  Upon the request of the
Company or the termination of his engagement, Consultant agrees to deliver to the Company all materials that include Proprietary Information, including without limitation customer lists, instruction sheets, manuals, computer programs (including source codes), letters, financial records, notes, notebooks, reports and copies thereof, and all other materials which are under his control and which relate to the business of the Company or its subsidiaries. Consultant agrees and understands that the Proprietary Information and all information contained therein shall be at all times the property of the Company. Further, upon termination of his engagement, Consultant agrees to make available to any person

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designated by the Company all information concerning pending or preceding transactions or programs which may affect the operation of the Company or any of its subsidiaries about which Consultant has knowledge. The obligations of Consultant contained in this paragraph are in addition to the obligation of Consultant to return to the Company, upon the request of the Company or the termination of his engagement, all property of the Company then in his possession.

     6.3 SEVERABILITY. The covenants of Consultant set forth in this paragraph 6 are separate and independent covenants for which valuable consideration has been or will be paid or given, receipt of which is acknowledged by Consultant, and have also been made by Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by the Company in any court of competent jurisdiction.

     6.4 SPECIFIC ENFORCEMENT. Consultant understands and agrees that a breach by him of any provisions of this Agreement will cause the Company irreparable injury and damage which cannot by compensable by receipt of money damages. Consultant, therefore, expressly agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part thereof.

     7. OWNERSHIP OF PROPRIETARY INFORMATION. All Proprietary Information prepared, created or assembled by Consultant or caused by Consultant to be prepared, created or assembled in connection with this Agreement, as well as any copyright, patent and trademark rights related thereto, shall be work made for hire and shall at all times remain the sole and exclusive property of the Company.

     8. RELATIONSHIP OF PARTIES. Consultant is engaged by the Company only for the purpose and to the extent set forth in this Agreement, and Consultant's relationship to the Company shall, during the period covered by this Agreement, be that of an independent contractor. Consultant shall not be considered an employee of the Company and shall not be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any insurance, pension, stock, bonus, profit sharing or similar employee benefits given employees of the Company. Consultant shall be under the control of the Company as to the result of Consultant's work only and not as to the means by which such result is accomplished. Consultant shall not represent that Consultant has any power to bind the Company or to assume or to create any obligation or responsibility, express or implied, on behalf of the Company or in its name. The Company shall not be liable for any losses, injuries, damages, or claims of any nature whatsoever arising out of Consultant's activities or representations under or in connection with this Agreement.

     9. TAXES. Consultant acknowledges and agrees that it shall be the obligation of Consultant to report as income, all compensation received by Consultant hereunder and agrees to reimburse, indemnify and to hold and save the Company harmless to the

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extent of any obligations imposed by law on the Company to pay withholding taxes, social security, unemployment or disability liability insurance or similar items in connection with any compensation paid to Consultant.

     10.   MISCELLANEOUS.

     10.1 VALIDITY. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. In case any one or more of the provisions of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If, moreover, any one or more of the restrictions contained in this Agreement is for any reason held excessively broad, it shall be construed or rewritten (blue-lined) so as to be enforceable to the extent of the greatest protection to the Company compatible with applicable law.

     10.2 APPLICABLE LAW. This Agreement is entered into in the State of Minnesota and shall be construed, interpreted and enforced according to the statutes, rules of law and court decisions of said state.

     10.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Option Agreement constitute the entire agreement of the Company and Consultant with respect to Consultant's engagement by the Company and supersedes any other understandings or agreements, whether written or oral. This Agreement may be amended or superseded only by an agreement in writing by the Company and Consultant.

     10.4 NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed by registered or certified mail, return receipt requested, to the Company and its executive offices and to Consultant at his address set forth below or in either case such other address specified by a party hereto in a written notice hereunder, or when personally delivered.

     10.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Agreement shall also be binding upon the inure to the benefit of Consultant and his heirs and representatives. This Agreement may not be assigned by either party without the prior written consent of the other party.

     10.6 RESERVATION OF RIGHTS. Nothing contained herein shall limit any other rights the Company has at law in connection with Consultant's obligations to the Company, all of which are preserved.

     10.7 SURVIVAL. Notwithstanding any termination of Consultant's engagement hereunder or any termination of this Agreement, the provisions of paragraph 6 hereof

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shall survive termination of this Agreement and termination of Consultant's engagement hereunder.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                     Arcadia Financial Ltd.


/s/ Warren Kantor                    By: /s/ Richard A. Greenawalt
------------------------                 ------------------------------
Warren Kantor                            Richard A. Greenawalt
720 Springmill Road                      Its Chief Executive Officer
Villanova, PA  19185                     7825 Washington Avenue South
                                         Minneapolis, MN  55439-2435

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                               CONSULTING AGREEMENT

                                     EXHIBIT A


CONSULTANT'S SERVICES. Consultant shall endeavor to promote the interests of the Company and shall provide to the Company advice as to its manner of doing business in such of the following areas as are requested by the Company:

               long range planning,
               tax strategies development, treasury function review, internal audit function review, asset liability strategy development, asset backed securitization development, asset backed securitization planning, corporate development (merger, acquisition) investor relations, due diligence (re: acquisitions), financing strategies,
               SEC relations,
               capital raising strategies,
               reserving architecture,
               asset quality review, and
               note program strategy.

Consultant shall provide advice and services as to such other related areas of the business of the Company as may be reasonably requested from time to time by the Chief Executive Officer of the Company. The Company desires to retain the services of Consultant, even though Consultant may become disabled or incapacitated. Accordingly, notwithstanding anything to the contrary contained herein, it is expressly understood that the inability of Consultant from time to time to render services to the Company by reason of absences, or temporary, or permanent illness, disability, or incapacity, or for any other reasonable cause beyond the control of Consultant, shall not constitute a failure by him to perform his obligations hereunder and shall not be deemed a breach or default by him hereunder.